Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – July 11, 2012 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events:

Second Quarter 2012 Earnings Release and Webcast

Bill Barrett Corporation plans to release its second quarter 2012 financial and operating results before the market opens on Thursday, August 2, 2012. The Company will host a conference call to discuss results at 12:00 p.m. Eastern time (10:00 a.m. Mountain time), also on August 2.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Thursday, August 2, 2012 at 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Second Quarter 2012 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	(800) 215-2410 US/Canada
(617) 597-5410 International

Passcode:	53483447

A telephonic replay will be available approximately two hours after the call on Thursday, August 2, 2012 through Thursday, August 9, 2012. You may access this replay at:

Replay Number:	(888) 286-8010 US/Canada
(617) 801-6888 International

Passcode:	26026826

Enercom Oil & Gas Conference

Chairman, Chief Executive Officer and President Fred Barrett will present at the Enercom Oil & Gas Conference on August 15, 2012 at 3:35 p.m. Mountain time. The event will be webcast. The Company will post an updated investor presentation at 5:00 p.m. Mountain time on Monday, August 13, 2012 on the homepage of the Company’s website at www.billbarrettcorp.com.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.